UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 2, 2005

                             HPL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                    000-32967
                            (Commission File Number)

            Delaware                                    77-0550714
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
        of incorporation)




                         2033 Gateway Place, Suite 400
                           San Jose, California 95110
            (Address of principal executive offices, with zip code)

                                 (408) 437-1466
              (Registrant's telephone number, including area code)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    -X- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Merger Agreement

On October 3, 2005, HPL Technologies, Inc., a Delaware corporation ("HPL"), announced that it has entered into an Agreement of Merger, dated as of October 2, 2005 (the "Merger Agreement") with Synopsys, Inc. a Delaware corporation ("Synopsys"), and Snap Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Synopsys ("Merger Sub"), providing for the merger of Merger Sub with and into HPL (the "Merger"), with HPL surviving the Merger as a wholly-owned subsidiary of Synopsys.

At the effective time and as a result of the Merger, each share of HPL common stock issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive $0.30 in cash, without interest, (or approximately $13 million in total). All outstanding stock options of HPL have been accelerated and will terminate upon the effective date of the Merger. The transaction has been approved by each company's respective board of directors and is subject to approval of HPL stockholders, and customary closing conditions.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the execution of the Merger Agreement, each member of the board of directors and certain executive officers of HPL entered into a voting agreement with Synopsys, in which such directors and executive officers agreed to vote their respective shares of HPL common stock in favor of the Merger and granted Synopsys a proxy to vote their shares at any HPL stockholder meeting convened to consider the Merger. A copy of the form of voting agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits.

2.1 Agreement of Merger, dated as of October 2, 2005, by and among Synopsys, Inc., Snap Acquisition Sub, Inc. and HPL Technologies, Inc.

2.2 Form of Voting Agreement entered into by each of Elias Antoun, Yervant Zorian, Lawrence Kraus, Cary Vandenberg, Michael Scarpelli, Brian Gordon and Dean Frazier.

99.1     Press release of HPL Technologies, Inc., dated October 3, 2005.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             HPL TECHNOLOGIES, INC.



Date:  October 3, 2005        By: /s/ Michael P. Scarpelli
                              ------------------------------------------------
                              Michael P. Scarpelli
                              Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.   Description

2.1 Agreement and Plan of Merger, dated as of October 2, 2005, by and among Synopsys, Inc., Snap Acquisition Sub, Inc. and HPL Technologies, Inc.

2.2 Form of Voting Agreement entered into by each of Elias Antoun, Yervant Zorian, Lawrence Kraus, Cary Vandenberg, Michael Scarpelli, Brian Gordon and Dean Frazier.

99.1     Press release of HPL Technologies, Inc., dated October 3, 2005.